EXHIBIT 10(iii)A(2)

AMENDMENT No. 2

TO

ACUITY BRANDS, INC

AMENDED AND RESTATED SEVERANCE AGREEMENT

THIS AMENDMENT made and entered into as of the 29th day of September, 2006, by and between ACUITY BRANDS, INC. (the “Company”) and VERNON J. NAGEL (“Executive”);

W I T N E S S E T H

WHEREAS, the Company and Executive entered into an Amended and Restated Severance Agreement, dated as of January 20, 2004 (“Severance Agreement”), providing for the payment of certain compensation and benefits to Executive if Executive’s employment is terminated under certain circumstances; and

WHEREAS, the parties now desire to amend the Severance Agreement in the manner hereinafter provided;

NOW, THEREFORE, the Severance Agreement is hereby amended, as follows:

1.

Section 4.3 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

“4.3	Stock Options. Unvested Stock Options granted to Executive under the Acuity Brands, Inc. Long-Term Incentive Plan (“LTIP”) shall continue to vest during the Severance Period, provided, that if Executive dies during the Severance Period, the continued vesting of such Stock Options shall cease. Stock Options vested as of Executive’s Date of Termination and Stock Options that vest during the Severance Period shall remain exercisable for the shorter of the remaining exercise term or ninety (90) days following the end of the Severance Period. Subject to the proviso at the end of this sentence, all Stock Options outstanding ninety (90) days following the end of the Severance Period shall be immediately forfeited; provided, that if the Stock Option Agreement granting the Stock Option to Executive provides for more favorable continued vesting or exercisability after Executive’s Date of Termination, the provisions of such Stock Option Agreement shall apply to the vesting and exercisability of Executive’s Stock Options after Executive’s termination. “

2.

This Amendment to the Severance Agreement shall be effective as of the date of this Amendment. Except as hereby modified, the Severance Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

EXECUTIVE

/s/ Vernon J. Nagel
VERNON J. NAGEL

COMPANY

ACUITY BRANDS, INC.

By:	/s/ Kenyon W. Murphy